COMPARISON OF CHANGE IN VALUE OF $10,000
 INVESTMENT IN DREYFUS APPRECIATION FUND, INC.
 AND THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE
 INDEX
 EXHIBIT A:
 ________________________________________________
|          |    STANDARD     |                   |
|          |  & POOR'S 500   |      DREYFUS      |
|  PERIOD  | COMPOSITE STOCK |   APPRECIATION    |
|          |  PRICE INDEX *  |        FUND       |
|----------|-----------------| ------------------|
| 1/18/84  |          10,000 |            10,000 |
| 12/31/84 |          10,687 |            11,374 |
| 12/31/85 |          14,078 |            15,389 |
| 12/31/86 |          16,705 |            17,702 |
| 12/31/87 |          17,582 |            18,514 |
| 12/31/88 |          20,494 |            21,590 |
| 12/31/89 |          26,976 |            27,463 |
| 12/31/90 |          26,137 |            26,960 |
| 12/31/91 |          34,082 |            37,321 |
| 12/31/92 |          36,676 |            39,048 |
| 12/31/93 |          40,365 |            39,324 |
| 12/31/94 |          40,897 |            40,749 |
| 12/31/95 |          56,247 |            56,186 |
|------------------------------------------------|

 *Source: Lipper Analytical Services, Inc.